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          THIRD AMENDMENT TO APPENDIX B, PAYMENT SCHEDULE, TRUST UNDER
                     VANS, INC. DEFERRED COMPENSATION PLAN

         This instrument shall constitute the Third Amendment to the Payment Schedule set forth in Appendix B of the Trust Under Vans, Inc. Deferred Compensation Plan, made and entered into as of the 1st day of June, 1996, by and between Vans, Inc., a Delaware corporation, and The Chase Manhattan Bank and Trust Company of California, a California corporation.

                        Payment Schedule (Third Revision)

         "Subject to the terms of the Plan, the remaining balance in the Trust on January 31, 2005, in quarterly amounts on February 15, 2005, May 15, 2005, August 15, 2005 and November 15, 2005. The payments shall be made solely to Walter Schoenfeld and, upon his death, such payments shall thereafter be made to Esther Schoenfeld, if she is then living, or her estate if she dies before the payments are completed, provided that she is married to Walter Schoenfeld on the date of his death. If Esther Schoenfeld, shall survive Walter Schoenfeld, but not be married to Walter Schoenfeld on the date of his death, or does not survive Walter Schoenfeld, the remaining balance in the Trust shall be paid to the Estate of Walter Schoenfeld on a quarterly basis.

         In the event that Walter Schoenfeld retires prior to December 31, [2004], the payments shall be made in a lump sum based upon the remaining balance in the trust on the 15th of the month following the month of retirement and shall be payable prior to the end of such month.

         The Trustee shall have no obligation to make any payments prior to February 15, 2005 unless notified in writing by the Company that Walter Schoenfeld has retired.

         This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same Amendment.

                                           VANS, INC., a Delaware Corporation

                                           By: /s/ Craig E. Gosselin
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                                           THE CHASE MANHATTAN BANK AND
                                           TRUST COMPANY OF CALIFORNIA, a
                                           California Corporation

                                           By: /s/ Judy Marshall
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